Exhibit 3.231

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Terre Haute Regional Rehabilitation Hospital, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 5 Delaware Code, Chapter 17, do hereby certify as follows:

I. The name of the limited partnership is

Terre Haute Regional Rehabilitation Hospital, L.P.

II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of each general partner is as follows:

NAME	MAILING ADDRESS
Terre Haute	600 Wilson Lane, Box 715
Rehabilitation Hospital, Inc.	Mechanicsburg, PA 17055

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Terre Haute Regional Rehabilitation Hospital., L.P. as of January 28, 1992.

By:	Terre Haute Rehabilitation
Hospital, Inc., General Partner

/s/ [unreadable]
Vice President